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                                    EXHIBIT B

                             JOINT FILING AGREEMENT

                  The undersigned hereby agree that Amendment No. 2 to the statement on Schedule 13D with respect to the shares of Common Stock of Northstar Health Services, Inc., dated February 21, 1997, and any further amendments thereto signed by each of the undersigned shall be filed on behalf of each of them pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

Date:  February 21, 1997        THOMAS W. ZAUCHA



                                /s/ Thomas W. Zaucha
                                Thomas W. Zaucha


Date:  February 21, 1997        JOSEPH F. MICALLEF



                                /s/ Joseph F. Micallef
                                Joseph F. Micallef


Date:  February 21, 1997        BASIL J. ASCIUTTO



                                /s/ Basil J. Asciutto
                                Basil J. Asciutto


Date:  February 21, 1997        COMMONWEALTH ASSOCIATES, L.P.

                                By:  Commonwealth Associates Management
                                       Company, Inc., its general partner


                                By:  /s/ Basil Asciutto
                                    Name:  Basil Asciutto
                                    Title: Chief Operating Officer


                                By:  /s/ Joseph Wynne
                                    Name:  Joseph Wynne
                                    Title: Chief Financial Officer